Exhibit 99.1

1 North Brentwood Boulevard	Phone: 314.854.8000
15th Floor	Fax: 314.854.8003
St. Louis, Missouri 63105
www.Belden.com
News Release

Belden Reports Results for Fourth Quarter and Full Year 2017

St. Louis, Missouri - February 1, 2018 - Belden Inc. (NYSE: BDC), a global leader in high quality, end-to-end signal transmission solutions for mission-critical applications, today reported fiscal fourth quarter and full year 2017 results for the period ended December 31, 2017.

Fourth Quarter 2017

On a GAAP basis, revenues for the quarter totaled $604.9 million, declining 1.2% from $612.4 million in the prior-year period. Net income was $30.5 million, a decrease of $2.9 million, or 8.7%, compared to $33.4 million in the year-ago period. Net income was impacted by a one-time charge of $28.4 million related to the enactment of the Tax Cuts and Jobs Act (“TCJA”). Net income as a percentage of revenues was 5.0%, decreasing 40 basis points from 5.4% in the prior-year period. EPS totaled $0.51 compared to $0.58 in the fourth quarter 2016. The one-time charge as a result of the TCJA enactment had an EPS impact of $0.67.

The $604.9 million of quarterly revenue represents a decrease of $3.3 million, or 0.6%, compared to adjusted revenue of $608.2 million in the fourth quarter 2016. Adjusted EBITDA margin was 18.2%, decreasing 190 basis points compared to 20.1% in the year-ago period. Adjusted EPS was $1.62, increasing 14.1% compared to $1.42 in the fourth quarter 2016. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

John Stroup, President, CEO, and Chairman of Belden Inc., said, “Most of our businesses performed in line with our expectations, with the exception of an isolated situation in our Broadcast Solutions segment. We had expected to recognize revenue on $36 million of product that was shipped in 2017, but we were unable to do so as a result of technical U.S. GAAP revenue recognition requirements identified by our team during the year-end closing process. As a result, these 2017 shipments will now be recognized as revenue in 2018 and will be additive to the revenue that we otherwise would have anticipated.”

Full Year 2017

On a GAAP basis, revenue for the year totaled $2.389 billion, up 1.4% compared to $2.357 billion in the full year 2016. Net income was $93.2 million, a decrease of $34.8 million compared to $128.0 million in 2016. Net income was impacted by a $32.2 million after-tax loss on debt extinguishment related to our debt refinancing and repayment during the year. In addition, net income was impacted by a one-time charge of $28.4 million related to the enactment of the TCJA. Net income as a percentage of revenue was 3.9% for the full year compared to 5.4% in 2016. EPS was $1.37 compared to $2.65 in 2016.

The $2.389 billion of annual revenue represents an increase of $30.8 million, or 1.3%, over the adjusted revenues of $2.358 billion in 2016. Adjusted EBITDA margin was 18.2%, declining 10 basis points compared to 18.3% in 2016. Adjusted net income was $265.0 million, increasing $25.0 million, or 10.4%, compared to $240.0 million in 2016. Adjusted EPS increased 1.5% to $5.35, compared to $5.27 in 2016.

Mr. Stroup remarked, “2017 was highlighted by significant improvements to our balance sheet and disciplined capital deployment. We are pleased with the acquisition of Thinklogical and increased investment in organic initiatives, which we expect to drive meaningful growth in future periods.”

Outlook

“I am optimistic about our opportunities to drive meaningful organic and inorganic growth, as we continue to pursue a number of attractive acquisition opportunities that complement our strategic plans. We also expect our proven Lean enterprise system to continue to drive substantial margin expansion,” said Mr. Stroup.

The Company expects first quarter 2018 revenue to be $575 - $595 million. For the full year ending December 31, 2018, the Company expects revenue to be $2.528 - $2.578 billion compared to the previously guided range of $2.492 - $2.542 billion. This $36.0 million increase reflects the delayed revenue recognition described above.

The Company expects first quarter 2018 GAAP EPS to be $0.37 - $0.47. For the full year ending December 31, 2018, the Company now expects GAAP EPS to be $3.96 - $4.21, compared to the previously guided range of $4.33 - $4.58.

The Company expects first quarter 2018 adjusted EPS to be $1.05 - $1.15. For the full year ending December 31, 2018, the Company continues to expect adjusted EPS of $5.95 - $6.20. This guidance includes an increase in EPS related to the delayed revenue recognition and an offsetting impact of a higher effective tax rate due to the enactment of the TCJA.

Earnings Conference Call

Management will host a conference call today at 8:30 am ET to discuss results of the quarter. The listen-only audio of the conference call will be broadcast live via the Internet at http://investor.belden.com. The dial-in number for participants in the U.S. is 800-281-7973; the dial-in number for participants outside the U.S. is 323-794-2093. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

Net Income and Earnings per Share (EPS)

All references to Net Income and EPS within this earnings release refer to net income attributable to Belden and income from continuing operations per diluted share attributable to Belden common stockholders, respectively.

Use of Non-GAAP Financial Information

Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. GAAP to non-GAAP reconciliations accompany the condensed consolidated financial statements included in this release and have been published to the investor relations section of the Company’s website at http://investor.belden.com.

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016

	(In thousands, except per share data)
Revenues	$604,884	$612,435	$2,388,643	$2,356,672
Cost of sales	(375,292)	(350,651)	(1,454,604)	(1,375,678)
Gross profit	229,592	261,784	934,039	980,994
Selling, general and administrative expenses	(114,236)	(122,099)	(461,022)	(494,224)
Research and development	(29,222)	(34,304)	(134,330)	(140,601)
Amortization of intangibles	(26,053)	(22,782)	(103,997)	(98,385)
Impairment of assets held for sale	—	(23,931)	—	(23,931)
Operating income	60,081	58,668	234,690	223,853
Interest expense, net	(16,477)	(23,092)	(82,901)	(95,050)
Loss on debt extinguishment	—	(2,342)	(52,441)	(2,342)
Income before taxes	43,604	33,234	99,348	126,461
Income tax benefit (expense)	(13,168)	49	(6,495)	1,185
Net income	30,436	33,283	92,853	127,646
Less: Net loss attributable to noncontrolling interest	(83)	(71)	(357)	(357)
Net income attributable to Belden	30,519	33,354	93,210	128,003
Less: Preferred stock dividends	8,733	8,733	34,931	15,428
Net income attributable to Belden common stockholders	$21,786	$24,621	$58,279	$112,575

Weighted average number of common shares and equivalents:
Basic	42,126	42,157	42,220	42,093
Diluted	42,581	42,674	42,643	42,557

Basic income per share attributable to Belden common stockholders:	$0.52	$0.58	$1.38	$2.67
Diluted income per share attributable to Belden common stockholders:	$0.51	$0.58	$1.37	$2.65

Common stock dividends declared per share	$0.05	$0.05	$0.20	$0.20

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

	Broadcast Solutions	Enterprise Solutions	Industrial Solutions	Network Solutions	Total Segments

	(In thousands, except percentages)

For the three months ended December 31, 2017
Segment Revenues	$174,719	$157,662	$162,551	$109,952	$604,884
Segment EBITDA	22,168	26,340	32,328	28,330	109,166
Segment EBITDA margin	12.7%	16.7%	19.9%	25.8%	18.0%
Depreciation expense	3,668	2,475	3,309	1,551	11,003
Amortization of intangibles	12,375	438	643	12,597	26,053
Amortization of software development intangible assets	56	—	—	—	56
Severance, restructuring, and acquisition integration costs	1,098	4,244	3,966	643	9,951
Purchase accounting effects of acquisitions	2,044	—	—	—	2,044

For the three months ended December 31, 2016
Segment Revenues	$208,787	$150,237	$146,730	$102,402	$608,156
Segment EBITDA	48,553	20,693	27,548	26,058	122,852
Segment EBITDA margin	23.3%	13.8%	18.8%	25.4%	20.2%
Depreciation expense	4,143	3,198	2,873	1,741	11,955
Amortization of intangibles	9,942	426	598	11,816	22,782
Severance, restructuring, and acquisition integration costs	4,543	4,682	1,941	532	11,698
Purchase accounting effects of acquisitions	(3,186)	912	—	—	(2,274)
Deferred gross profit adjustments	383	—	—	892	1,275
Patent settlement	(5,554)	—	—	—	(5,554)

For the twelve months ended December 31, 2017
Segment Revenues	$725,139	$631,166	$628,458	$403,880	$2,388,643
Segment EBITDA	112,849	103,650	119,642	93,893	430,034
Segment EBITDA margin	15.6%	16.4%	19.0%	23.2%	18.0%
Depreciation expense	15,763	10,509	12,968	6,357	45,597
Amortization of intangibles	49,325	1,729	2,571	50,372	103,997
Amortization of software development intangible assets	56	—	—	—	56
Severance, restructuring, and acquisition integration costs	5,532	23,511	12,272	1,475	42,790
Purchase accounting effects of acquisitions	6,133	—	—	—	6,133

For the twelve months ended December 31, 2016
Segment Revenues	$769,753	$603,188	$585,476	$399,388	$2,357,805
Segment EBITDA	137,870	101,298	101,248	92,773	433,189
Segment EBITDA margin	17.9%	16.8%	17.3%	23.2%	18.4%
Depreciation expense	16,229	13,226	11,038	6,715	47,208
Amortization of intangibles	47,248	1,718	2,394	47,025	98,385
Severance, restructuring, and acquisition integration costs	10,414	11,962	9,923	6,471	38,770
Purchase accounting effects of acquisitions	(2,991)	912	—	—	(2,079)
Deferred gross profit adjustments	1,774	—	—	4,913	6,687
Patent settlement	(5,554)	—	—	—	(5,554)

BELDEN INC.
OPERATING SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016

	(In thousands)
Total Segment Revenues	$604,884	$608,156	$2,388,643	$2,357,805
Deferred revenue adjustments	—	(1,275)	—	(6,687)
Patent settlement	—	5,554	—	5,554
Consolidated Revenues	$604,884	$612,435	$2,388,643	$2,356,672

Total Segment EBITDA	$109,166	$122,852	$430,034	$433,189
Income from equity method investment	1,667	716	7,502	1,793
Eliminations	(632)	(1,087)	(3,260)	(3,781)
Consolidated Adjusted EBITDA (1)	110,201	122,481	434,276	431,201
Amortization of intangibles	(26,053)	(22,782)	(103,997)	(98,385)
Depreciation expense	(11,003)	(11,955)	(45,597)	(47,208)
Severance, restructuring, and acquisition integration costs	(9,951)	(11,698)	(42,790)	(38,770)
Purchase accounting effects related to acquisitions	(2,044)	2,274	(6,133)	2,079
Loss on sale of assets	(1,013)	—	(1,013)	—
Amortization of software development costs	(56)	—	(56)	—
Patent settlement	—	5,554	—	5,554
Impairment of assets held for sale	—	(23,931)	—	(23,931)
Deferred gross profit adjustments	—	(1,275)	—	(6,687)
Consolidated operating income	60,081	58,668	234,690	223,853
Interest expense, net	(16,477)	(23,092)	(82,901)	(95,050)
Loss on debt extinguishment	—	(2,342)	(52,441)	(2,342)
Consolidated income before taxes	$43,604	$33,234	$99,348	$126,461

(1)	Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures for additional information.

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2017	December 31, 2016
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$561,108	$848,116
Receivables, net	466,325	388,059
Inventories, net	297,226	190,408
Other current assets	40,167	29,176
Assets held for sale	—	23,193
Total current assets	1,364,826	1,478,952
Property, plant and equipment, less accumulated depreciation	337,322	309,291
Goodwill	1,478,257	1,385,995
Intangible assets, less accumulated amortization	545,207	560,082
Deferred income taxes	42,549	33,706
Other long-lived assets	65,207	38,777
	$3,833,368	$3,806,803

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$376,277	$258,203
Accrued liabilities	295,406	310,340
Liabilities held for sale	—	1,736
Total current liabilities	671,683	570,279
Long-term debt	1,560,748	1,620,161
Postretirement benefits	102,085	104,050
Deferred income taxes	27,713	14,276
Other long-term liabilities	36,273	36,720
Stockholders’ equity:
Preferred stock	1	1
Common stock	503	503
Additional paid-in capital	1,123,832	1,116,090
Retained earnings	833,610	783,812
Accumulated other comprehensive loss	(98,026)	(39,067)
Treasury stock	(425,685)	(401,026)
Total Belden stockholders’ equity	1,434,235	1,460,313
Noncontrolling interest	631	1,004
Total stockholders’ equity	1,434,866	1,461,317
	$3,833,368	$3,806,803

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Twelve Months Ended
	December 31, 2017	December 31, 2016

	(In thousands)
Cash flows from operating activities:
Net income	$92,853	$127,646
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	149,650	145,593
Loss on debt extinguishment	52,441	2,342
Share-based compensation	14,647	18,178
Impairment of assets held for sale	—	23,931
Deferred income tax benefit	(24,098)	(30,034)
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	(17,686)	(10,115)
Inventories	(84,088)	2,677
Accounts payable	100,752	39,298
Accrued liabilities	(32,321)	(13,181)
Accrued taxes	5,001	11,722
Other assets	(13,255)	760
Other liabilities	11,404	(4,023)
Net cash provided by operating activities	255,300	314,794
Cash flows from investing activities:
Cash used to acquire businesses, net of cash acquired	(166,896)	(18,848)
Capital expenditures	(64,261)	(53,974)
Other	—	(827)
Proceeds from disposal of tangible assets	1,039	392
Net cash used for investing activities	(230,118)	(73,257)
Cash flows from financing activities:
Payments under borrowing arrangements	(1,105,892)	(294,375)
Cash dividends paid	(43,376)	(16,079)
Payments under share repurchase program	(25,000)	—
Debt issuance costs paid	(17,316)	(3,910)
Withholding tax payments for share-based payment awards, net of proceeds from the exercise of stock options	(6,564)	(7,480)
Proceeds from issuance of preferred stock, net	—	501,498
Borrowings under credit arrangements	866,700	222,050
Net cash provided by (used for) financing activities	(331,448)	401,704
Effect of foreign currency exchange rate changes on cash and cash equivalents	19,258	(11,876)
Increase (decrease) in cash and cash equivalents	(287,008)	631,365
Cash and cash equivalents, beginning of period	848,116	216,751
Cash and cash equivalents, end of period	$561,108	$848,116

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory and deferred revenue to fair value and transaction costs; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; gains (losses) on debt extinguishment; certain revenues and gains (losses) from patent settlements; discontinued operations; and other costs. We adjust for the items listed above in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.

We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. As an example, we adjust for the purchase accounting effect of recording deferred revenue at fair value in order to reflect the revenues that would have otherwise been recorded by acquired businesses had they remained as independent entities. We believe this presentation is useful in evaluating the underlying performance of acquired companies. Similarly, we adjust for other acquisition-related expenses, such as amortization of intangibles and other impacts of fair value adjustments because they generally are not related to the acquired business' core business performance. As an additional example, we exclude the costs of restructuring programs, which can occur from time to time for our current businesses and/or recently acquired businesses. We exclude the costs in calculating adjusted results to allow us and investors to evaluate the performance of the business based upon its expected ongoing operating structure. We believe the adjusted measures, accompanied by the disclosure of the costs of these programs, provides valuable insight.
Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016

	(In thousands, except percentages and per share amounts)
GAAP revenues	$604,884	$612,435	$2,388,643	$2,356,672
Deferred revenue adjustments	—	1,275	—	6,687
Patent settlement	—	(5,554)	—	(5,554)
Adjusted revenues	$604,884	$608,156	$2,388,643	$2,357,805

GAAP gross profit	$229,592	$261,784	$934,039	$980,994
Severance, restructuring, and acquisition integration costs	6,039	5,461	32,562	12,276
Purchase accounting effects related to acquisitions	2,044	912	6,133	1,107
Amortization of software development intangible assets	56	—	56	—
Deferred gross profit adjustments	—	1,275	—	6,687
Accelerated depreciation	—	246	798	864
Patent settlement	—	(5,554)	—	(5,554)
Adjusted gross profit	$237,731	$264,124	$973,588	$996,374

GAAP gross profit margin	38.0%	42.7%	39.1%	41.6%
Adjusted gross profit margin	39.3%	43.4%	40.8%	42.3%

GAAP selling, general and administrative expenses	$(114,236)	$(122,099)	$(461,022)	$(494,224)
Severance, restructuring, and acquisition integration costs	3,727	6,053	9,991	25,657
Loss on sale of assets	1,013	—	1,013	—
Accelerated depreciation	—	48	—	64
Purchase accounting effects related to acquisitions	—	(3,186)	—	(3,186)
Adjusted selling, general and administrative expenses	$(109,496)	$(119,184)	$(450,018)	$(471,689)

GAAP research and development	$(29,222)	$(34,304)	$(134,330)	$(140,601)
Severance, restructuring, and acquisition integration costs	185	184	237	837
Adjusted research and development	$(29,037)	$(34,120)	$(134,093)	$(139,764)

GAAP net income attributable to Belden	$30,519	$33,354	$93,210	$128,003
Interest expense, net	16,477	23,092	82,901	95,050
Loss on debt extinguishment	—	2,342	52,441	2,342
Income tax expense (benefit)	13,168	(49)	6,495	(1,185)
Noncontrolling interest	(83)	(71)	(357)	(357)
Total non-operating adjustments	29,562	25,314	141,480	95,850

Amortization of intangible assets	26,053	22,782	103,997	98,385
Severance, restructuring, and acquisition integration costs	9,951	11,698	42,790	38,770
Purchase accounting effects related to acquisitions	2,044	(2,274)	6,133	(2,079)
Loss on sale of assets	1,013	—	1,013	—
Accelerated depreciation	—	294	798	928
Amortization of software development intangible assets	56	—	56	—
Impairment of assets held for sale	—	23,931	—	23,931
Deferred gross profit adjustments	—	1,275	—	6,687
Patent settlement	—	(5,554)	—	(5,554)
Total operating income adjustments	39,117	52,152	154,787	161,068
Depreciation expense	11,003	11,661	44,799	46,280

Adjusted EBITDA	$110,201	$122,481	$434,276	$431,201

GAAP net income margin	5.0%	5.4%	3.9%	5.4%
Adjusted EBITDA margin	18.2%	20.1%	18.2%	18.3%

GAAP net income attributable to Belden	$30,519	$33,354	$93,210	$128,003
Operating income adjustments from above	39,117	52,152	154,787	161,068
Loss on debt extinguishment	—	2,342	52,441	2,342
Tax effect of adjustments above	(19,046)	(17,524)	(63,796)	(51,374)
Impact of Tax Cuts and Jobs Act enactment	28,440	—	28,440	—
Amortization expense attributable to noncontrolling interest, net of tax	(16)	(16)	(63)	(64)
Adjusted net income attributable to Belden	$79,014	$70,308	$265,019	$239,975

GAAP net income attributable to Belden	$30,519	$33,354	$93,210	$128,003
Less: Preferred stock dividends	8,733	8,733	34,931	15,428
GAAP net income attributable to Belden common stockholders	$21,786	$24,621	$58,279	$112,575

Adjusted net income attributable to Belden	$79,014	$70,308	$265,019	$239,975
Less: Preferred stock dividends	—	—	—	—
Adjusted net income attributable to Belden common stockholders	$79,014	$70,308	$265,019	$239,975

GAAP income per diluted share attributable to Belden common stockholders	$0.51	$0.58	$1.37	$2.65
Adjusted income per diluted share attributable to Belden common stockholders	$1.62	$1.42	$5.35	$5.27

GAAP diluted weighted average shares	42,581	42,674	42,643	42,557
Adjustment for assumed conversion of preferred stock into common stock	6,268	6,857	6,857	2,979
Adjusted diluted weighted average shares	48,849	49,531	49,500	45,536

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)
We define free cash flow, which is a non-GAAP financial measure, as net cash from operating activities adjusted for capital expenditures net of the proceeds from the disposal of tangible assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016

	(In thousands)
GAAP net cash provided by operating activities	$151,685	$167,365	$255,300	$314,794
Capital expenditures, net of proceeds from the disposal of tangible assets	(29,807)	(17,807)	(63,222)	(53,582)
Non-GAAP free cash flow	$121,878	$149,558	$192,078	$261,212

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
2018 EARNINGS GUIDANCE

	Year Ended December 31, 2018	Three Months Ended April 1, 2018
Adjusted income per diluted share attributable to Belden common stockholders	$5.95 - $6.20	$1.05 - $1.15
Amortization of intangible assets	$(1.49)	$(0.39)
Severance, restructuring, and acquisition integration costs	$(0.50)	$(0.29)
GAAP income per diluted share attributable to Belden common stockholders	$3.96 - $4.21	$0.37 - $0.47
Our guidance for income per diluted share attributable to Belden common stockholders is based upon information currently available regarding events and conditions that will impact our future operating results. In particular, our results are subject to the factors listed under "Forward-Looking Statements" in this release. In addition, our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, purchase accounting effects related to acquisitions, severance, restructuring, and acquisition integration costs, gains (losses) recognized on the disposal of tangible assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known.

Forward-Looking Statements

This release and any statements made by us concerning the release may contain forward-looking statements including our expectations for the first quarter and full-year 2018. Forward-looking statements include statements regarding future financial performance (including revenues, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including, without limitation: the impact of a challenging global economy or a downturn in served markets; the competitiveness of the global broadcast, enterprise, and industrial markets; the inability to successfully complete and integrate acquisitions in furtherance of the Company’s strategic plan; volatility in credit and foreign exchange markets; variability in the Company’s quarterly and annual effective tax rates; the cost and availability of raw materials including copper, plastic compounds, electronic components, and other materials; disruption of, or changes in, the Company’s key distribution channels; the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); disruptions in the Company’s information systems including due to cyber-attacks; the inability of the Company to develop and introduce new products and competitive responses to our products; the inability to retain senior management and key employees; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; risks related to the use of open source software; the impact of regulatory requirements and other legal compliance issues; perceived or actual product failures; political and economic uncertainties in the countries where the Company conducts business, including emerging markets; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 17, 2017. Although the content of this release represents our best judgment as of the date of this report based on information currently available and reasonable assumptions, we give no assurances that the expectations will prove to be accurate. Deviations from the expectations may be material. For these reasons, Belden cautions readers to not place undue reliance on these forward-looking statements, which speak only as of the date made. Belden disclaims any duty to update any forward-looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden

Belden Inc. delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial, enterprise and broadcast markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing amounts of data, audio and video needed for today's applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the company is headquartered in St. Louis and has manufacturing capabilities in North and South America, Europe and Asia. For more information, visit us at www.belden.com or follow us on Twitter @BeldenInc.

Contact:
Belden Investor Relations
314-854-8054
Investor.Relations@Belden.com